Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2007 Results

Second Quarter Highlights

•	Revenue of $21.1 million, up 48% year-over-year

•	Growth in estimated membership of 41% year-over-year

•	Operating margins increased to 20%

•	Pre-tax income of $5.5 million, up 232% year-over-year

•	Net income of $3.2 million, or $0.13 per share on a diluted basis

•	Cash flow from operations of $7.2 million, up 125% year-over-year

•	Company increases annual guidance; expects 2007 revenue to range from $85 to $87 million and operating cash flow to range from $21 to $23 million

MOUNTAIN VIEW, Calif.—July 31, 2007— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the second quarter ended June 30, 2007.

“The second quarter of 2007 for eHealth is one in which we extended our leadership position in the online health insurance market. Our strong financial performance demonstrates the growing leverage and power of our company’s financial model and operational efficiencies.” said Gary Lauer, chief executive officer of eHealth.

Second Quarter Results

Revenue— Revenue totaled $21.1 million for the second quarter ended June 30, 2007, compared to revenue of $14.2 million for the second quarter of 2006, an increase of 48%.

Membership— New demand, as measured by the number of members approved during a quarter, grew by 32% compared to the second quarter of 2006. Estimated membership at June 30, 2007 grew 41% over estimated membership at June 30, 2006.

Operating Income—Operating income increased to $4.2 million for the second quarter of 2007, compared to operating income of $1.5 million for the second quarter of 2006. Operating margins were 20% in the second quarter of 2007, up from 11% in the second quarter of 2006. Non-GAAP operating income, which excludes the effects of stock-based compensation, increased to $4.5 million for the second quarter of 2007, compared to non-GAAP operating income of $1.6 million for the second quarter of 2006. Non-GAAP operating margins were 21% in the second quarter of 2007, up from 11% in the second quarter of 2006. Non-GAAP operating income and margins exclude $111,000 and $340,000 of stock-based compensation expense in the second quarters of 2006 and 2007, respectively.

Pre-tax Income—Pre-tax income for the second quarter of 2007 was $5.5 million, a 232% increase compared to pre-tax income of $1.6 million for the second quarter of 2006. The provision for income taxes for the second quarter of 2007 was $2.2 million, representing an effective tax rate of 41%, compared to the provision for income taxes in the second quarter of 2006 of $49,000, representing an effective tax rate of 3%.

Net Income—Net income for the second quarter of 2007 was $3.2 million, or $0.13 per share on a diluted basis, compared to net income of $1.6 million, or $0.08 per diluted share, for the second quarter of 2006. Non-GAAP net income for the second quarter of 2007 was $3.5 million, or $0.14 per share on a diluted basis, compared to non-GAAP net income of $1.7 million, or $0.09 per diluted share, for the second quarter of 2006, an increase of 109%. Non-GAAP net income and non-GAAP net income per diluted share exclude $108,000 and $319,000 of stock-based compensation expense, net of income tax effect, in the second quarters of 2006 and 2007, respectively.

Cash Flow—During the second quarter of 2007, cash flow from operations increased to $7.2 million, compared to $3.2 million in the second quarter of 2006. Cash, cash equivalents and marketable securities available-for-sale as of June 30, 2007 totaled $102.8 million, compared to $90.5 million as of December 31, 2006.

Year-to-Date Results

Revenue—Revenue totaled $40.6 million for the six months ended June 30, 2007, compared to revenue of $27.2 million for the six months ended June 30, 2006, representing a growth rate of 49%.

Operating Income—Operating income increased to $6.9 million for the six months ended June 30, 2007, compared to operating income of $2.6 million for the six months ended June 30, 2006. Operating margins were 17% in the six months ended June 30, 2007, up from 9% in the six months ended June 30, 2006.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2007 was $9.3 million, a 237% increase compared to pre-tax income of $2.8 million for the six months ended June 30, 2006. The provision for income taxes for the six months ended June 30, 2007 was $3.8 million, representing an effective tax rate of 41%, compared to the provision for income taxes in the six months ended June 30, 2006 of $72,000, representing an effective tax rate of 3%.

Net Income—Net income for the six months ended June 30, 2007 was $5.5 million, or $0.22 per share on a diluted basis, compared to net income of $2.7 million, or $0.14 per diluted share, for the six months ended June 30, 2006.

Cash Flow—Cash flow from operations increased to $10.6 million for the six months ended June 30, 2007, compared to $3.7 million in the six months ended June 30, 2006.

Updated Guidance

eHealth is providing updated guidance for its full year ending December 31, 2007 based on the most recent information available:

•	Total revenue expected to be in the range of $85 million to $87 million, up from the company’s previous forecasted range of $81 million to $84 million.

•

Non-GAAP net income, excluding stock-based compensation expense, expected to be in the range of $12.0 million to $13.5 million, up from the company’s previous forecasted range of $10.5 million to $12.0 million.

•

Non-GAAP earnings per diluted share, excluding stock-based compensation expense, expected to be in the range of $0.47 to $0.52 per share, up from the company’s previous forecasted range of $0.40 to $0.45 per share.

•	Cash flow from operations expected to be in the range of $21 million to $23 million, up from the company’s previous forecasted range of $19 million to $21 million.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, July 31, 2007 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-314-9013 for domestic callers and 617-213-8053 for international callers. The participant passcode is 63444828. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 35314162. The archived Webcast will also be available on the company’s website.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers' needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation's first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth's website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s market and financial progress, the growing leverage and power of the company’s financial model and operational efficiencies, revenue growth and total revenue, stock-based compensation expense, net income, net income per diluted share and cash flow from operations guidance for 2007. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with acceptance of the internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. Other risks may be detailed from time to time in reports to be filed with the Securities and Exchange Commission. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation including the related income tax impact.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports and that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share continue to be useful to investors in their assessment of the company’s operating performance and valuation.

Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Trisha Dill

Ashton Partners

(415) 869-5757

tdill@ashtonpartners.com

www.ashtonpartners.com

Media Contact:

Stuart Huizinga

Senior Vice President and Chief Financial Officer

(650) 210-3180

stuart.huizinga@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	June 30, 2007
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,316	$85,409
Short-term marketable securities available-for-sale	158	17,386
Accounts receivable	717	731
Deferred income taxes	2,257	1,199
Prepaid expenses and other current assets	1,926	2,229

Total current assets	95,374	106,954
Property and equipment, net	3,936	3,668
Deferred income taxes	5,165	2,689
Other assets	453	679

Total assets	$104,928	$113,990

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,440	$1,072
Accrued compensation and benefits	3,743	3,392
Accrued marketing expenses	1,647	2,101
Deferred revenue	62	207
Other current liabilities	1,979	1,869

Total current liabilities	8,871	8,641
Other non-current liabilities	317	300

Stockholders’ equity:
Common stock	22	23
Additional paid-in capital	159,576	163,276
Deferred stock-based compensation	(254)	(175)
Accumulated deficit	(63,655)	(58,150)
Accumulated other comprehensive income	51	75

Total stockholders’ equity	95,740	105,049

Total liabilities and stockholders’ equity	$104,928	$113,990

(1)	The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenue:
Commission	$13,837	$19,799	$26,556	$38,173
Sponsorship, licensing and other	360	1,273	676	2,388

Total revenue	14,197	21,072	27,232	40,561
Operating costs and expenses:
Cost of revenue-sharing	279	401	483	818
Marketing and advertising (1)	5,146	6,782	10,006	13,712
Customer care and enrollment (1)	2,708	2,858	5,304	5,857
Technology and content (1)	2,397	2,922	4,653	5,917
General and administrative (1)	2,147	3,935	4,232	7,390

Total operating costs and expenses	12,677	16,898	24,678	33,694

Income from operations	1,520	4,174	2,554	6,867
Other income, net	121	1,279	212	2,446

Income before income taxes	1,641	5,453	2,766	9,313
Provision for income taxes	49	2,225	72	3,808

Net income	$1,592	$3,228	$2,694	$5,505

Net income per share:
Basic – common stock	$0.32	$0.14	$0.55	$0.25
Basic – Class A nonvoting common stock	$0.32	—	$0.55	—
Diluted – common stock	$0.08	$0.13	$0.14	$0.22
Diluted – Class A nonvoting common stock	$0.08	—	$0.14	—

Net income:
Allocated to common stock	$1,577	$3,228	$2,669	$5,505
Allocated to Class A nonvoting common stock	15	—	25	—

Net income	$1,592	$3,228	$2,694	$5,505

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,913	22,653	4,867	22,199
Basic – Class A nonvoting common stock	49	—	45	—
Diluted – common stock	19,214	25,526	19,078	25,479
Diluted – Class A nonvoting common stock	49	—	45	—

(1) Includes stock-based compensation as follows:
Marketing and advertising	$11	$38	$11	$68
Customer care and enrollment	9	37	13	56
Technology and content	59	139	89	273
General and administrative	32	126	39	215

Total	$111	$340	$152	$612

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Operating activities
Net income	$1,592	$3,228	$2,694	$5,505
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	2,102	—	3,595
Depreciation and amortization	370	424	694	851
Stock-based compensation expense	111	340	152	612
Deferred rent	(6)	(25)	(6)	2
Loss on disposal of property and equipment	—	18	—	18
Changes in operating assets and liabilities:
Accounts receivable	(86)	157	(177)	(14)
Prepaid expenses and other current assets	(126)	272	(314)	(78)
Other assets	(1)	(184)	(2)	(227)
Accounts payable	156	(224)	(93)	(116)
Accrued compensation and benefits	682	768	(362)	(347)
Accrued marketing expenses	147	(32)	577	454
Deferred revenue	106	6	283	145
Other current liabilities	238	313	245	171

Net cash provided by operating activities	3,183	7,163	3,691	10,571

Investing activities
Purchases of property and equipment	(227)	(528)	(417)	(753)
Changes in restricted investments	(1)	—	(2)	—
Purchases of short-term marketable securities	—	(17,324)	—	(17,325)
Maturities of short-term marketable securities	—	88	—	88

Net cash used in investing activities	(228)	(17,764)	(419)	(17,990)

Financing activities
Costs incurred in connection with initial public offering	(775)	(252)	(1,371)	(252)
Net proceeds from exercise of common stock options	160	2,796	378	2,897
Principal payments in connection with capital leases	(2)	(71)	(4)	(175)

Net cash provided by (used in) financing activities	(617)	2,473	(997)	2,470

Effect of exchange rate changes on cash and cash equivalents	(1)	26	3	42

Net increase (decrease) in cash and cash equivalents	2,337	(8,102)	2,278	(4,907)
Cash and cash equivalents at beginning of period	9,356	93,511	9,415	90,316

Cash and cash equivalents at end of period	$11,693	$85,409	$11,693	$85,409

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2007
Key Metrics:
Operating cash flows (1)	$3,183,000	$7,163,000

IFP submitted applications (2)	71,500	88,300

IFP approved members (3)	60,900	78,200
Total approved members (4)	87,000	114,600

Total revenue (5)	$14,197,000	$21,072,000
Total revenue per estimated member for the period (6)	$44.83	$46.48

	As of June 30, 2006	As of June 30, 2007
IFP estimated membership (7)	265,900	383,400
Total estimated membership (8)	328,100	463,600

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2007
Marketing and advertising expenses (9)	$5,146,000	$6,782,000
Marketing and advertising as a percentage of total revenue (10)	36%	32%

Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	39%	40%
Marketing partners (12)	36%	30%
Online advertising (13)	25%	30%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (14)	$46.91	$49.98

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	Individual and Family Product (“IFP”) applications completed on eHealth’s website during the period.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Total revenue recognized during the period (all sources) from the condensed consolidated statements of operations.
(6)	Calculated as total revenue recognized during the period (see note (5)) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).
(7)	Estimated number of members active on IFP insurance policies as of the date indicated.
(8)	Estimated number of members active on all insurance policies as of the date indicated.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of operations.
(10)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by total revenue for the period (see note (5)).
(11)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through unpaid search engine results or otherwise.
(12)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners.
(13)	Percentage of IFP submitted applications from applicants sourced through paid search, portals and related sites.
(14)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2007

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended June 30, 2007
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$19,799	$—	$19,799	94%
Sponsorship, licensing and other	1,273	—	1,273	6

Total revenue	21,072	—	21,072	100
Operating costs and expenses:
Cost of revenue-sharing	401	—	401	2
Marketing and advertising (1)	6,782	(38)	6,744	32
Customer care and enrollment (1)	2,858	(37)	2,821	14
Technology and content (1)	2,922	(139)	2,783	13
General and administrative (1)	3,935	(126)	3,809	18

Total operating costs and expenses	16,898	(340)	16,558	79

Income from operations	4,174	340	4,514	21
Other income, net	1,279	—	1,279	6

Income before income taxes	5,453	340	5,793	27
Provision for income taxes (2)	2,225	21	2,246	10

Net income	$3,228	$319	$3,547	17%

Net income per share:
Basic – common stock	$0.14	$0.02	$0.16
Diluted – common stock	$0.13	$0.01	$0.14

Weighted-average number of shares used in per share amounts:
Basic – common stock	22,653	22,653	22,653
Diluted – common stock	25,526	25,526	25,526

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP results exclude the income tax impact of the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended June 30, 2006
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$13,837	$—	$13,837	97%
Sponsorship, licensing and other	360	—	360	3

Total revenue	14,197	—	14,197	100
Operating costs and expenses:
Cost of revenue-sharing	279	—	279	2
Marketing and advertising (1)	5,146	(11)	5,135	36
Customer care and enrollment (1)	2,708	(9)	2,699	19
Technology and content (1)	2,397	(59)	2,338	17
General and administrative (1)	2,147	(32)	2,115	15

Total operating costs and expenses	12,677	(111)	12,566	89

Income from operations	1,520	111	1,631	11
Other income, net	121	—	121	1

Income before income taxes	1,641	111	1,752	12
Provision for income taxes (2)	49	3	52	0

Net income	$1,592	$108	$1,700	12%

Net income per share:
Basic – common stock	$0.32	$0.02	$0.34
Basic – Class A nonvoting common stock	$0.32	$0.02	$0.34
Diluted – common stock	$0.08	$0.01	$0.09
Diluted – Class A nonvoting common stock	$0.08	$0.01	$0.09
Net income:
Allocated to common stock	$1,577	$107	$1,684
Allocated to Class A nonvoting common stock	15	1	16

Net income	$1,592	$108	$1,700

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,913	4,913	4,913
Basic – Class A nonvoting common stock	49	49	49
Diluted – common stock	19,214	19,214	19,214
Diluted – Class A nonvoting common stock	49	49	49

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP results exclude the income tax impact of the stock-based compensation expense listed in item (1) above.